Cane Clark LLP		3273 E. Warm Springs Las Vegas, NV 89120
Kyleen E. Cane*	Bryan R. Clark^	Telephone: 702-312-6255
Joe Laxague~	Scott P. Doney~	Facsimile: 702-944-7100
Email: jlaxague@caneclark.com

March 11, 2008

Ivany Mining, Inc.
8720 A Rue Du Frost
St. Leonard, Quebec, Canada  H1P 2Z5

Re:     Ivany Mining, Inc.., Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Ivany Mining, Inc., (the "Company"), in connection with the preparation of the recent registration statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 5,055,845 shares of common stock held by the selling shareholders described in the Registration Statement, as well as 5,055,845 shares of common stock underlying the warrants held by the selling shareholders described in the Registration Statement.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the 5,055,845 shares of common stock to be sold by the selling shareholders are validly issued, fully paid and non-assessable.  In addition, we are of the opinion that the 5,055,845 shares of common stock underlying the warrants held by selling shareholders will, upon proper exercise of such warrants and payment of the required exercise price, become validly issued, fully paid and non-assessable.

This opinion is based on general corporate law, including applicable statutory provisions, and reported judicial decisions interpreting those laws.

Very truly yours,

/s/ Joe Laxague
CANE CLARK LLP
Joe Laxague, Esq.

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Cane Clark LLP		3273 E. Warm Springs Las Vegas, NV 89120
Kyleen E. Cane*	Bryan R. Clark^	Telephone: 702-312-6255
Joe Laxague~	Scott P. Doney~	Facsimile: 702-944-7100
Email: jlaxague@caneclark.com

CONSENT

WE HEREBY CONSENT to the inclusion of our name and use of our opinion in connection with the Form S-1 Registration Statement filed with the Securities and Exchange Commission as counsel for the registrant, Ivany Mining, Inc.

Very truly yours,

/s/ Joe Laxague
CANE CLARK LLP
Joe Laxague, Esq.